Exhibit A

DIVESTITURE AGREEMENT

THIS DIVESTITURE AGREEMENT is made and entered into effective this 17 th day of March, 2009, by and among:

PURERAY CORPORATION (formerly North American Natural Gas, Inc.), a Washington corporation (the “ Company ”);

PURERAY HOLDINGS ULC , an Alberta unlimited liability corporation (“ PureRay Holdings ”);

PURERAY CORPORATION , a Canadian federal corporation (“ PureRay ”);

DEREK BLACKBURN , an individual resident in the Village of Manotick, in the Province of Ontario (the “ Trustee ”);

JEFREY WALLACE , an individual resident in the City of Atlanta, in the State of Georgia (“ Wallace ”);

and,

MICKAEL JOASIL, DEREK BLACKBURN (“ Blackburn ”), F.W.F. ROBINSON, FRANCIS DONALD O’DEA AS TRUSTEE OF THE O’DEA FAMILY TRUST, KAIROS PARTNERS, LLC, THOMAS J. BROESKI, RAJ KURICHH, MEG PADIACHY, RAMILA PADIACHY, PATRICK PIERRE AND MATTHEW SICOLI (collectively referred to as the “ Principals ”)

RECITALS:

A.

On July 24, 2008, the Company, PureRay Acquisition Inc. (“ PureRay Acquisition ”), a corporation formed under the laws of Canada and a wholly-owned direct subsidiary of PureRay Holdings (a wholly-owned subsidiary of the Company), PureRay Corporation (“ Old PureRay ”), a corporation formed under the laws of Canada and a predecessor corporation of PureRay, and each of the Principals entered into a share purchase agreement (the “ Share Purchase Agreement ”) whereby PureRay Acquisition acquired (the “ Acquisition”) all of the outstanding shares of Old PureRay (the “ PureRay Shares ”) from the Principals for an aggregate amount equal to US$35,855,000, which the parties agreed to be the fair market value of the PureRay Shares;

B.

PureRay Acquisition paid the purchase price for the PureRay Shares by issuing to the Principals one exchangeable share of PureRay Acquisition (each, an “ Exchangeable Share ”) for each PureRay Share acquired, for a total of 35,855,000 Exchangeable Shares;

C.

Concurrent with the Acquisition, the Company, PureRay Holdings, PureRay Acquisition and the Trustee entered into a voting and exchange trust agreement (the “ Exchange Agreement ”) pursuant to which the Company issued shares of preferred stock of the Company, par value $0.0001 per share, (the “ Special Voting Stock ”) in a ratio of one-quarter (1/4) of one share of Special Voting Stock for each Exchangeable Share issued in connection with the Acquisition (for a total of 8,963,750 shares of Special Voting Stock) to the Trustee to be held for and on behalf of the Principals;

D.

Concurrent with the Acquisition, the Company, PureRay Holdings and PureRay Acquisition entered into a support agreement (the “ Support Agreement ”) which either restricted the Company from taking certain corporate actions altogether or required the prior approval of such actions by the Principals;

E.	Following the Acquisition, PureRay Acquisition and Old PureRay amalgamated to form PureRay;

F.

As at January 31, 2009, the Company had made certain payments on behalf of, or advanced funds to, PureRay in the aggregate amount of approximately $1,922,100 (collectively, the “ Company Payments ”); and

G.

The Company’s directors (the “ Directors ”) sought, but were unable to find, investors willing to finance the Company’s business development and the costs of a public company. In an effort to preserve capital and the Company as a going concern, the Directors elected to file a Form 15 with the SEC (as hereinafter defined); however, at the request of, but not pursuant to any obligations to, certain shareholders of the Company, the Directors intend to divest the Company of PureRay pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Purpose and Definitions

1.

Purpose . The purpose of this Agreement is to set out the terms and conditions pursuant to which: (i) the Company will divest its direct holdings in PureRay Holdings and its indirect holdings in PureRay; (ii) the Exchange Agreement and the Support Agreement will be terminated; (iii) PureRay Holdings (or its successor) will purchase or redeem all of its issued and outstanding shares (all of which are held by the Company); (iv) the Company will purchase for cancellation all of its issued and outstanding Special Voting Stock (all of which are registered in the name of the Trustee); and (v) the Principals will become the holders of all of the issued and outstanding shares of PureRay, all on the terms and conditions of this Agreement.

2.	Definitions . In this Agreement, including the schedules, exhibits and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

	a)	“ Agreement ” means this Agreement, including the schedules and exhibits attached, as the same may be amended or supplemented from time to time;

b)

“ Closing ” means the completion of: (i) PureRay Holding’s (or its successor’s) purchase of all of its issued and outstanding shares from the Company; and (ii) the Company’s purchase of all of its issued and outstanding Special Voting Stock from the Trustee;

	c)	“ Closing Date ” means April 17, 2009 or such earlier or later date as the Company and the Principals may determine;

d)	“ GAAP ” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis;

e)	“ Investors ” means Janspec Holdings Ltd., 511919 N.B. Inc. and Anton Select Fund Ltd.;

f)	“ Place of Closing ” means 3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305; and

g)	“ SEC ” means the United States Securities and Exchange Commission.

General Release

3.

General Release by the Company . Except for the agreements, rights and obligations set forth in this Agreement, the Company, for itself, its officers, directors, shareholders, employees and agents, and any successors and assigns of any of the forgoing, hereby unconditionally and absolutely releases and forever discharges PureRay Holdings, PureRay and each of the Principals and each of their respective officers, directors, employees, agents, heirs, legal representatives, successors and assigns, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims, liabilities and demands of any nature or kind whatsoever, whether in law or in equity, and whether known or unknown, which any of them ever had, now has or at any time hereafter may have against any of them based on facts or circumstances in existence on the Closing Date. No separate instrument shall be required to evidence the general release by the Company contained in this Section 3. The Company, for itself, its officers, directors, shareholders, employees and agents, and any successors and assigns of any of the forgoing, covenants that it will make no claim against PureRay Holdings, PureRay or any of the Principals, and any and all of their respective officers, directors, employees, agents, heirs, legal representatives, successors and assigns, directly or indirectly, arising out of any subject matter released and discharged in this Section 3, excepting only for breach of this Agreement.

4.

General Release by PureRay Holdings, PureRay and Principals . Except for the agreements, rights and obligations set forth in this Agreement, PureRay Holdings, PureRay and each of the Principals acting individually and for each of their respective officers, directors, employees, agents, heirs, legal representatives, successors and assigns, hereby unconditionally and absolutely releases and forever discharges the Company, its officers, directors, shareholders, employees and agents, and any successors and assigns of any of the forgoing, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands of any nature or kind whatsoever, whether in law or in equity, and whether known or unknown, which it has ever had, now has or at any time hereafter may have against any of them based on facts or circumstances in existence on the Closing Date. No separate instrument shall be required to evidence the general release contained in this Section 4. Each of PureRay Holdings, PureRay and the Principals acting individually and for each of their respective officers, directors, shareholders, employees, agents, heirs, legal representatives, successors and assigns, covenants that it, he or she will make no claim against the Company, its officers, directors, shareholders, employees and agents, and any successors and assigns of any of the forgoing, directly or indirectly, arising out of any subject matter released and discharged in this Section 4, excepting only for breach of this Agreement.

Terms of Divestiture

5.	Pre-Closing . Before the Closing Date:

a)

the Company shall file its Form 10Q for the quarter ended January 31, 2009 all of which shall be certified in accordance with the SEC requirements by Wallace, as principal executive officer of the Company, and Blackburn, as principal financial officer of the Company;

	b)	the Company shall file a Form 8K announcing that it has entered into this Agreement;

c)

the Company shall prepare and file a preliminary and definitive proxy statement on Schedule 14A, together with nomination of a slate of board of directors, and call and hold a meeting of shareholders for the purpose of obtaining shareholder approval of the transactions contemplated in this Agreement; and

	d)	PureRay Holdings shall be exported from the jurisdiction of the Province of Alberta and be continued under the federal laws of Canada pursuant to the Canada Business Corporations Act (the “ CBCA ”).

6.	Closing . On the Closing Date:

	a)	the Trustee will sell, transfer and deliver the Special Voting Stock to the Company and the Company will pay to the Trustee $0.01 as consideration for such purchase and sale;

b)

PureRay Holdings and PureRay shall be amalgamated under the CBCA to form “PureRay Corporation” (“ Amalco ”) and, pursuant thereto: (i) each issued and outstanding share of PureRay Holdings shall be converted into one redeemable special share (each, a “ Special Share ”) of Amalco; (ii) each issued and outstanding common share of PureRay (all of which are held by PureRay Holdings) shall be cancelled without repayment of any capital; and (iii) each issued and outstanding Exchangeable Share shall be converted into one common share of Amalco;

	c)	Amalco will redeem all of its issued and outstanding Special Shares from the Company at a redemption price of C$1.00 per share;

d)

the Company shall make, or have made, one or more capital contributions to PureRay or Amalco, as the case may be, in an amount equal to the aggregate of all Company Payments and all funds held by the Company as at the Closing Date;

e)

all consulting and employment agreements with the Company will be assigned to PureRay or Amalco, as the case may be, and PureRay or Amalco shall assume all obligations and liabilities thereunder effective as of the Closing Date;

	f)	all directors and officers of the Company then in office shall resign their respective positions effective as of the Closing Date (or as soon as practicable thereafter);

g)

any amount due and owing to any of the Principals from the Company as at the Closing Date shall be assumed by PureRay or Amalco, as the case may be, and the Company will not be liable for any such amounts payable to the Principals whatsoever;

h)

the Exchange Agreement and the Support Agreement will be terminated and deemed null and void in all respect effective as of the Closing Date and the Company will have no liabilities whatsoever in connection with either agreement;

i)	any warrant or option to acquire shares of the Company’s stock that has been issued to a Company employee, consultant or any other person or entity, shall be terminated and deemed null and void; and

j)

the Company shall: (i) assign all of its right, title and interest in the name “PureRay Corporation” and any variation thereof to PureRay or Amalco, as the case may be; (ii) amend its articles of incorporation to change its name from “PureRay Corporation” to a dissimilar name; and (iii) cause its listing symbol on the Over-the-Counter Bulletin Board to be changed from “PURY”.

Representations and Warranties of the Principals

7.

The Principals severally represent and warrant to the Company as follows, with respect to himself, herself or itself alone and not with respect to any other of the Principals, and acknowledge that the Company is relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

a)

the Principal has the legal capacity, power and authority to hold a beneficial interest in the Special Voting Stock at the time of Closing, to enter into this Agreement and to transfer the beneficial interest in the Special Voting Stock to the Company;

	b)	the Principal holds beneficial interest in the Special Voting Stock free of all encumbrances and the transfer to the Company of such stock shall be free of all encumbrances; and

c)

the Principal understands and agrees that there may be material tax consequences to the Principal of an acquisition or disposition of the Special Voting Stock. The Company gives no opinion and makes no representation with respect to the tax consequences to the Principal under United States, Canadian, state, provincial, local or foreign tax law of the Principal’s acquisition or disposition of such Special Voting Stock.

8.

Each of Wallace and Blackburn, jointly and severally, represent and warrant to the Company and acknowledge that the Company is relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

a)

all material financial transactions of the Company since July 24, 2008 have been properly recorded in the Company’s books and records, which books and records have been maintained in accordance with GAAP and all other applicable legal and accounting requirements and good business practice. Such books and records:

i)

reflect the basis for the financial condition and the revenues, expenses and results of operations of the Company shown in the Company’s Non-Consolidated Financial Statements at January 31, 2009 as attached as Exhibit 1 to this Agreement (the “Company’s Financial Statements ”);

		ii)	present fairly the financial condition and the revenues, expenses and results of the operations of the Company as of and to the date hereof;

b)

no information, records, systems, controls or data pertaining to or required for the operation or administration of the Company are recorded, stored, maintained by, or are otherwise dependent upon, any computerized or other system, program or device that is not exclusively owned and controlled or leased by the Company;

c)

the Company’s Financial Statements have been prepared in accordance with GAAP (subject to the following exceptions: (i) such financial statements are not consolidated and exclude the assets and liabilities and results of operations of PureRay Holdings and PureRay; (ii) footnotes required by GAAP to be included in such financial statements are condensed or omitted; and (iii) the statement of operations includes with such financial statements omits loss per share amounts) and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company as at the applicable date provided thereon;

d)

to the best of their knowledge, the Company does not have any liabilities (contingent or otherwise) of any kind whatsoever, and there is no basis for any assertion against the Company of any liabilities of any kind, including liabilities relating to any failure to comply with product specifications other than:

	i)	liabilities disclosed, reflected in or provided for in the Company’s Financial Statements; and

	ii)	liabilities incurred since July 24, 2008 which were incurred in the ordinary course of business and, in the aggregate, are not materially adverse to its business;

e)

since July 24, 2008, the Company has not given any guarantee or warranty in respect of any of the products sold or the services provided by it or any of its subsidiary corporations other than standard 12-month operational product warranties extended in the ordinary course of business;

f)

since July 24, 2008, no claim has been made against the Company for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any product, service or work;

g)

the Company is not subject to any agreement or commitment to any customer of its business entered into since July 24, 2008 which would require it to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer;

h)

the Company is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions entered into since July 24, 2008 as part of its business or the businesses of its subsidiary corporations;

i)	all advances and accounts receivable of the Company since July 24, 2008 are reflected in the Company’s Financial Statements;

j)	since July 24, 2008 and except as disclosed in the Company’s Financial Statements, the Company has not:

i)

incurred any obligation or liability (fixed or contingent) or indebtedness, except normal trade or business obligations incurred in the ordinary course of business, none of which is materially adverse to its business;

	ii)	paid or satisfied any obligations or liability (fixed or contingent);

	iii)	created any encumbrance upon any of its properties or assets, except as described in this Agreement;

	iv)	sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

	v)	purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of business;

	vi)	waived, cancelled or written off any rights, claims, accounts receivable or any amounts payable to it, except in the ordinary course of business;

	vii)	entered into any transaction, contract, agreement or commitment, except in the ordinary course of business;

	viii)	terminated, discontinued, closed or disposed of any plant, facility or business operation;

	ix)	made any material change in its method of billing customers or the credit terms made available to its customers;

	x)	made any material change with respect to any method of management, operation or accounting in respect of its business;

	xi)	suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect its business or its financial condition;

	xii)	suffered any extraordinary loss relating to its business;

	xiii)	made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, its business or its financial condition; or

	xiv)	authorized, agreed or otherwise become committed to do any of the foregoing.

Conditions of Closing and Closing

9.

The Company’s Conditions to Closing . The obligation of the Company to complete the transactions contemplated in this Agreement is subject to the following terms and conditions for the exclusive benefit of the Company, to be fulfilled or performed at or prior to the time of Closing or waived in whole or in part by the Company at its sole discretion without prejudice to any rights the Company may otherwise have:

a)

completion of the reorganization of PureRay Holdings and PureRay, including the continuation of PureRay Holdings under the CBCA, the amalgamation of PureRay Holdings and PureRay to form Amalco, the conversion of the Exchangeable Shares into common shares of Amalco and the conversion of the common shares of PureRay Holdings into Special Shares;

b)

the Investors shall have delivered a release to the Company and the Directors substantially similar to the release set forth in Section 3 hereof and on such other terms as are acceptable to the Company;

c)

the Company shall have filed its Form 10Q for the quarter ended January 31, 2009, all of which have been certified in accordance with SEC requirements by Wallace, as principal executive officer of the Company, and Blackburn, as principal financial officer of the Company;

d)

the Company shall have prepared and filed a preliminary and definitive proxy statement, together with nomination of a slate of board of directors, and called and held a meeting of shareholders for the purpose of obtaining shareholder approval of the transactions contemplated in this Agreement;

	e)	all directors and officers of the Company shall have submitted their resignations as directors and officers of the Company effective as at the time of Closing;

f)

the representations and warranties of the Principals contained in this Agreement shall be true and correct in all material respects at the time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time; and

	g)	a majority of the Company’s shareholders shall have ratified and approved this Agreement and the transactions contemplated hereunder.

10.

PureRay Holdings’, PureRay’s and the Principals’ Conditions of Closing. The obligations of PureRay Holdings, PureRay and the Principals to complete the transactions contemplated in this Agreement are subject to the following terms and conditions for the exclusive benefit of PureRay Holdings, PureRay and the Principals to be fulfilled or performed at or prior to the time of Closing or waived in whole or in part by them at their sole discretion without prejudice to any rights any of them may otherwise have:

a)

completion of the reorganization of PureRay Holdings and PureRay, including the continuation of PureRay Holdings under the CBCA, the amalgamation of PureRay Holdings and PureRay to form Amalco, the conversion of the Exchangeable Shares into common shares of Amalco and the conversion of the common shares of PureRay Holdings into Special Shares;

b)

the Investors shall have delivered a release to PureRay Holdings, PureRay and the Principals substantially similar to the release set forth in Section 4 hereof and on such other terms as are acceptable to PureRay Holdings and PureRay;

c)

the Company shall have filed its Form 10Q for the quarter ended January 31, 2009, all of which have been certified in accordance with SEC requirements by Wallace, as principal executive officer of the Company, and Blackburn, as principal financial officer of the Company;

d)

the Company shall have prepared and filed a preliminary and definitive proxy statement, together with nomination of a slate of board of directors, and called and held a meeting of shareholders for the purpose of obtaining shareholder approval of the transactions contemplated in this Agreement;

	e)	a majority of the Company’s shareholders shall have ratified and approved this Agreement and the transactions contemplated hereunder; and

f)

the Company shall have contributed to PureRay or Amalco, as the case may be, an amount equal to the aggregate of all Company Payments made as at the Closing Date and all funds held by the Company as at the Closing Date.

11.	Time and Place . Upon satisfaction or waiver of the conditions to closing set forth in Sections 9 and 10, the Closing will occur on the Closing Date at the Place of Closing.

General

12.

Governing Law; Legal Proceedings . This Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. The parties agree that in the event of any default hereunder by any party, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees and all costs incurred in enforcing the terms and provisions of this Agreement; further, each party designates and consents to the jurisdiction of the Province of Ontario in Canada as the forum for any legal proceedings.

13.

Entire Agreement . Except as may be otherwise expressly agreed between the parties in writing, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

14.

No Merger . The representations, warranties, covenants and agreements contained in this Agreement and in any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the Closing and shall continue in full force and effect for 18 months from the Closing Date notwithstanding any investigation made by any party to this Agreement.

15.

Costs and Expenses . All costs and expenses incurred by PureRay Holdings and PureRay in connection with this Agreement and the transactions contemplated hereby shall be paid by PureRay (or Amalco) and all costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company. All costs and expenses incurred by any Principal in connection with this Agreement and the transactions contemplated hereby shall be paid by the relevant Principal and none of the Company, PureRay Holdings or PureRay shall bear any legal, accounting or other costs incurred by any Principal.

16.

Notices . Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight courier, telefax or electronic mail. Any such communications shall: (i) if sent by courier, be deemed to have been received at the time it is delivered; or (ii) if sent by telefax or electronic mail, be deemed to have been received on the next business day following transmittal (provided receipt thereof is acknowledged by the recipient). Notices shall be delivered or addressed as follows:

If to the Company:

c/o The Law Office of Conrad C. Lysiak, P.S.
1 W. First Avenue, Suite 903
Spokane, Washington 99201
Attention: Conrad C. Lysiak
Telefax: 509-747-1770
Email: cclysiak@qwestoffice.net

If to PureRay Holdings or PureRay:

c/o Wildeboer Dellelce LLP
Suite 800, Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario M5H 2V1
Attention: Rory Cattanach
Telefax: 416-361-1790 Email: rcattanach@wildlaw.ca

and:

c/o Sutherlands
1 Peachtree Street N.E.
Atlanta, Georgia 30309
Attention: Michael J. Voynich Telefax: 404.853.8806
Email: Michael.Voynich@sutherland.com

             If to a Principal, to the address of such Principal set forth in Schedule A attached hereto.

            Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

17.	Time of Essence . Time shall be of the essence of this Agreement.

18.	Currency . Unless otherwise indicated, any reference to currency is to United States currency.

19.

Further Assurances . Each of the parties hereto agrees to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as any other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

20.

Non-Assignability; Persons Bound . None of the parties may assign any of its, his or her rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement is binding on and inures to the benefit of each of the parties and their respective heirs, personal representatives, successors and permitted assigns.

21.

Severability . If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

22.

Acknowledgement; Independent Legal Advice . Each of the Principals acknowledges it, he or she has read this Agreement, understands it, and agrees further to be bound by its terms and conditions. Further, each party acknowledges that it, he or she has entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. Each party, by execution hereof, acknowledges that it, he or she has been afforded the opportunity to obtain independent legal advice and confirms, by the execution hereof, that it, he or she has either done so or has waived the right to do so and agrees that this Agreement constitutes a binding legal obligation and it, he or she is estopped from raising any claim on the basis that it, he or she has not obtained such advice.

23.

Execution; Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature. The parties may arrange for executed copies to be held in escrow before exchange so as to facilitate the exchange without the need for the presence of one or more parties.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date first above written.

PURERAY CORPORATION , a Washington State
corporation

Per:	JEFREY WALLACE
Jefrey Wallace, President and CEO

PURERAY HOLDINGS ULC , an Alberta unlimited liability
corporation

Per:	FRANCIS DONALD O'DEA
Francis Donald O’Dea, President and Secretary

PURERAY CORPORATION , a Canadian corporation

	Per:	JEFREY WALLACE
Jefrey Wallace, President and CEO

SIGNED, SEALED AND DELIVERED
in the presence of:

WITNESS		MICKAEL JOASIL
Signature of Witness		Mickael Joasil

WITNESS		DEREK BLACKBURN
Signature of Witness		Derek Blackburn , in his individual capacity and as
Trustee

WITNESS		F.W.F. ROBINSON
Signature of Witness		F.W.F. Robinson

WITNESS		FRANCIS DONALD O'DEA
Signature of Witness		Francis Donald O’Dea , as trustee of The O’Dea Family
Trust

WITNESS		THOMAS J. BROESKI
Signature of Witness		Thomas J. Broeski

WITNESS		RAJ KURICHH
Signature of Witness		Raj Kurichh

WITNESS		MEG PADIACHY
Signature of Witness		Meg Padiachy

WITNESS		RAMILA PADIACHY
Signature of Witness		Ramila Padiachy

WITNESS		PATRICK PIERRE
Signature of Witness		Patrick Pierre

WITNESS		MATTHEW SICOLI
Signature of Witness		Matthew Sicoli

KAIROS PARTNERS, LLC

Per:	JEFREY WALLACE
Name: Jefrey Wallace
Title: Partner

Schedule A

Principals — Details for Delivery of Notice

Name of Principal	Delivery Information
Michael Joasil	900 Greenback Road, Suite 310, Nepean, ON K2J 4P6
Telefax: 888-385-2035; Email: mjoasil@gmail.com

Derek Blackburn	1388 River Road, Manotick, ON K2M 1B4
Telefax: 888-366-9627
Email: blackburn.derek@gmail.com

F.W.F. Robinson	5851 Knights Drive, Manotick, ON K4M 1K3
Telefax: 613-692-5495; Email: fwfbill@rogers.com

Francis Donald O’Dea	421 Lansdowne Road North, Ottawa, ON K1M 0X8
Telefax: 613-741-2039; Email: fodea@arxxwalls.com

Thomas J. Broeski	32 Mount View Drive, Afton, VA 22920
Telefax: 540-943-4178; Email: info@adesigner.com

Raj Kurichh	2009 Cherington Crescent, Orleans, ON K4A 4Z8
Telefax: 613-841-9250;
Email: houseoffinelighting@rogers.com

Megs Padiachy / Ramila Padiachy	91 Baroness Drive, Nepean, ON K2G 6S2
Telefax: 613-884-0427; Email: drramila@magma.ca

Patrick Pierre	P.O. Box 7883, Naples, FL 34101
Telefax: 888-293-1114; Email: ppatmail@yahoo.com

Matthew Sicoli	23 Eleanor Drive, Ottawa, ON K2E 6A3
Telefax: -; Email: ripper_77@hotmail.com

Kairos Partners LLC	3625 Cumberland Blvd., Suite 600, Atlanta, GA 30339
Attention: Jefrey Wallace
Telefax: 678-202-8911; jmw@kairosllc.com

Exhibit 1

Non-Consolidated Financial Statements of PureRay Corporation, a Washington Corporation,
at January 31, 2009

PURERAY CORPORATION
(a Washington corporation)

FINANCIAL STATEMENTS

As of January 31, 2009
And for the Three and Nine Month Periods Then Ended

(unaudited)

PureRay Corporation
(A Washington corporation)
Balance Sheets
(Expressed in U.S. dollars)

	January 31, 2009	April 30, 2008
	$	$
	Unaudited
ASSETS

Current Assets
Cash	—	9,120
Loan Receivable	—	100,000
Total Current Assets	—	109,120

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	—	24,006
Due to a related party	49,500	49,500
Loan payable	—	100,000

Total Liabilities	49,500	173,506

Contingencies

Stockholders’ Equity (Deficit)

Preferred Stock; Par value $0.0001 per share; 8,963,750 shares issued and outstanding	896	—
Common Stock; Par value $0.001 per share; 15,500,000 and 34,870,000 shares issued
and outstanding	1,550	3,487
Additional Paid-in Capital	2,308,509	307,513
Donated Capital	2,000	2,000
Deficit Accumulated During the Development Stage	(2,362,455)	(377,386)

Total Stockholders’ Equity (Deficit)	(49,500)	(64,386)

Total Liabilities and Stockholders’ Deficit	—	109,120

The Accompanying Notes are an Integral Part of These Financial Statements

PureRay Corporation
(A Washington corporation)
Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	January 31, 2009	January 31, 2009
	$	$
Revenue	—	—

Expenses

Professional fees and other expenses	(7,290)	62,969
Loss on impairment in value of assets held for divestiture	1,922,100	1,922,100

Total Expenses	1,914,810	1,985,069

Net Loss for the Period	(1,914,810)	(1,985,069)

The Accompanying Notes are an Integral Part of These Financial Statements

PureRay Corporation
(A Washington corporation)
Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)

Nine Months
Ended
January 31, 2009
$
Operating Activities

Net loss	(1,985,069)

Adjustments to reconcile net loss to cash used in operating activities
Loss on impairment in value of assets held for divestiture	1,922,100
Change in operating assets and liabilities
Accounts payable	(24,006)

Net Cash Used in Operating Activities	(86,975)

Financing Activities

Proceeds (repayment) of notes payable	(100,000)
Proceeds from issuanace of common stock	1,999,955
Cash advances to subsidiary	(1,822,100)

Net Cash Provided By Financing Activities	77,855

Increase (Decrease) In Cash	(9,120)

Cash — Beginning of Period	9,120

Cash — End of Period	—

The Accompanying Notes are an Integral Part of These Financial Statements

PureRay Corporation
(A Washington corporation)
Statement of Stockholders’ Equity (Deficit)
(Expressed in U.S. dollars)
(Unaudited)
	Preferred Shares		Common Shares		Additional
		Par		Par	Paid-In	Donated	Accumulated
	Number	Value	Number	Value	Capital	Capital	Deficit	Total
	#	$	#	$	$	$	$	$
Balance — April 30, 2008	—	—	34,870,000	3,487	307,513	2,000	(377,386)	(64,386)

Recapitalization transactions
Cancellation of founders stock			(21,370,000)	(2,137)	2,137	—	—	—
Issuance of Preferred Shares	8,963,750	896	—	—	(896)	—	—	—
Unit Private Placement	—	—	2,000,000	200	1,999,755	—		1,999,955
Net loss for the period							(1,985,069)	(1,985,069)

Balance — January 31, 2009	8,963,750	896	15,500,000	1,550	2,308,509	2,000	(2,362,455)	(49,500)

The Accompanying Notes are an Integral Part of These Financial Statements

PURERAY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
January 31, 2009
(unaudited)

1. Background

     PureRay Corporation (the “Company”) was incorporated in the State of Washington, U.S.A. on March 24, 2000 and is a Development Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting for Enterprises in the Development Stage”.

     During fiscal 2003 the Company changed its name from FAR Group, Inc. to North American Natural Gas, Inc. (“NAGA”) as it had anticipated that it would undertake a new business purpose in the oil and gas exploration industry. As described more fully hereunder, NAGA consummated a series of transactions in 2008 through which it was merged with PureRay Corporation (a Canadian corporation, “PureCanada”) and changed its name to that of the acquired company.

     PureCanada was incorporated in Canada in September 2007. On July 24, 2008, PureCanada and NAGA, a publicly held “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, the “Securities Exchange Act”) consummated a series of transactions (the “Acquisition”) through which NAGA acquired an indirect 100% interest in PureCanada. After the Acquisition, the Company remains a Development Stage Company. PureCanada has developed a proprietary technology for multiplexing light bulbs and light bulb charging stations designed to meet the demand for “off-grid” lighting in the developing world. It is currently engaged in activities to patent the technology and to manufacture product prototypes.

     In connection with the Acquisition, the following transactions were completed:

a.

PureCanada issued 35,855,000 shares to founders and investors, of which 15,185,000 shares (subscribed as of April 30, 2008) were issued for $0.00001 per share in cash, and 20,670,000 shares were issued as consideration for the transfer to PureCanada of certain intangible assets by the founders of PureCanada.

b.	NAGA declared a 1.76 forward split of its common stock on May 23, 2008, after which there were 34,870,000 shares of its common stock outstanding.

c.

Jim Glavas, the former President and a former director of NAGA, contributed 21,370,000 post-split restricted shares of NAGA’s Common Stock to NAGA as a capital contribution for no consideration, after which there were 13,500,000 shares of NAGA’s common stock outstanding.

d.

Pursuant to a Share Purchase Agreement, NAGA acquired, through an indirect wholly-owned subsidiary (“Acquisition Sub”), all of the outstanding shares of PureCanada by issuing one (1) exchangeable share (the “Exchangeable Shares”) of Acquisition Sub for each share of PureCanada (total Exchangeable Shares issued, 35,855,000). The Exchangeable Shares are non-voting but have other rights and privileges on a basis pari passu with the common stock of the Company.

e.

Under a Voting and Exchange Trust Agreement (the “Exchange Agreement”), the Company issued shares of preferred stock of the Company, par value $0.0001 per share (the “Special Voting Stock”), in a ratio of a quarter (1/4) share of Special Voting Stock for each Exchangeable Share issued in connection with the Acquisition (for a total of 8,963,750 shares of Special Voting Stock) to a trustee to be held for and on behalf of the registered holders of the Exchangeable Shares.

f.

NAGA completed a private placement (the “Offering”) of 2,000,000 units at a price of $1.00 per unit, whereby each unit is comprised of one common share and one share purchase warrant (the “Warrants”) at an exercise price of $1.00 per share for a period of six months. As of January 24, 2009, the Warrants have expired.

g.	The former sole director of NAGA appointed three holders of Exchangeable Shares to the Company’s Board of Directors and subsequently resigned from the Board of Directors.

1

PURERAY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
January 31, 2009
(unaudited)

2. Basis of Presentation

     The interim unaudited financial statements are special purpose financial statements prepared solely for information purposes in connection with the Planned Divestiture (Note 5) and have not been reviewed by the Company’s independent accountants. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information, except as follows:

1.

The financial statements do not include the assets and liabilities and results of operations of the Company’s wholly-owned subsidiaries. The financial statements should be read in conjunction with the consolidated financial statements of the Company and notes thereto for the three and nine months ended January 31, 2009, included in the Company’s Form 10-Q to be filed by March 17, 2009.

2.

Advances by the Company to PureCanada ($1,922,100 as of January 31, 2009), which are eliminated in consolidated financial statements, have been charged to expense in the accompanying statement of operations, as such amount will not be repaid by PureCanada or otherwise recovered by the Company.

3.

The financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended April 30, 2008, included in the Company’s Annual Report on Form 10-K filed on July 24, 2008 with the SEC.

4.	The Statements of Operations exclude per share data.

5.

The financial statements do not include a provision under Statement of Financial Accounting Standards No. 123R to recognize compensation expense for the fair value of -warrants granted to non-employees (Note 3). Consulting expense related to such warrants was treated as an expense of PureCanada and has not been recognized in the stand-alone financial statements of the parent company.

     The financial statements are prepared in conformity with accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As of January 31, 2009, the Company has never generated any revenues and has accumulated losses of $2,362,455 since its inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Shareholders’ Equity

The issued and outstanding shares of the Company are as follows (see Notes 1 and 2):

	January 31,	April 30,
	2009	2008
Preferred Shares	8,963,750	—
Common Shares	15,500,000	34,870,000

     In addition to the issued and outstanding shares above, the Company has potentially dilutive securities as follows:

a. The Exchangeable Shares (Note 1)

2

PURERAY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
January 31, 2009
(unaudited)

b.

Warrants issued for services-In October 2008, the Company granted warrants to a non-employee for the purchase of 750,000 common shares at an exercise price of $0.50 per share, based upon the average trading price of the Company’s common stock for the immediately succeeding five days following the date of grant. The warrants vest in four quarterly installments beginning November 1, 2009. The fair value of the warrants will be amortized to consulting expense over the vesting period at the fair value of the warrants at each vesting date. PureCanada recognized $26,250 of consulting expense for the three months ended January 31, 2009, estimated using the Black-Scholes Pricing Model with the following assumptions: risk-free interest rate of 2.6%; expected life of 5.3 years; expected volatility of 75%; and an expected dividend yield of 0.0%.

c.

2008 Stock Option and Incentive Plan (the “2008 Option Plan”)—The Company adopted the 2008 Option Plan in October 2008. The 2008 Option Plan authorizes up to 5,500,000 common shares for the grant of options or restricted stock to qualified recipients, including employees and non-employees. The exercise price of options and the value established for restricted shares will be the then current fair value per common share. Vesting schedules and other terms will be determined by the Board of Directors upon each grant under the plan. No options or restricted shares had been granted as of January 31, 2009.

4.	Related Party Transactions

     As of January 31, 2009, $49,500 was due to a shareholder and former president of the Company for cash advanced to the Company. The advance is non-interest bearing, unsecured and due on demand.

     At April 30, 2008, the Company had $100,000 outstanding under a non-interest bearing demand loan from an unrelated third party. The Company advanced the funds to PureCanada to pay certain costs and expenses in contemplation of the Acquisition. The Company subsequently borrowed an additional $150,000 under the loan agreement and advanced those funds to PureCanada. In connection with the Acquisition, the Company repaid in full the $250,000 outstanding balance of the loan.

     From the proceeds of the loan (above) and the Offering (Note 1) the Company has advanced a total of $1,922,100 to PureCanada to fund its development stage operations. In connection with the planned divesture described more fully in Note 5, the advances will not be repaid by PureCanada.

5. Subsequent Event -- Planned Divestiture

     The board of directors of the Company has determined to unwind the Acquisition, divest its holdings in PureRay Holdings and PureCanada and place the Company in, as nearly as practical, the same position it was in prior to the entering into the Share Purchase Agreement and related agreements. On March 17, 2009, the Company entered into a Divestiture Agreement to effect the unwind and divestiture. Under the terms of the Divestiture Agreement, a series of transactions will occur the result of which will be to transfer ownership of PureRay Holdings and PureCanada to the holders of the Exchangeable Shares. The Exchangeable Shares issued by PureCanada and the Special Voting Stock and all warrants and options previously issued by the Company will be cancelled. Any amounts previously advanced to PureCanada will be treated as a capital contribution to PureCanada. Any assets and liabilities related to the operation of PureCanada since the date of the Acquisition will be retained by PureCanada. As of January 31, 2009, all assets and liabilities reflected in the consolidated balance sheet, with the exception of the $49,500 note payable to a shareholder (Note 4), are related to the operations of PureCanada and will be retained by PureCanada after the divestiture.

     The closing of the Divestiture Agreement is subject to several conditions with respect to the Company, PureRay Holdings, PureCanada and the Principals as set forth in the Divestiture Agreement, including the condition that the Divestiture Agreement be approved by two-thirds of the outstanding voting power of the Company pursuant to Section 12.020(5) of the Washington Business Corporation Act. Further, existing shareholders have the right to dissent pursuant to Section 13.020(1)(c) of the Washington Business Corporation Act.

     In connection with the Divestiture Agreement, on March 17, 2009, the Company entered into a subscription agreement with David Alley pursuant to which Mr. Alley purchased 20,000,000 restricted shares of the Company’s common stock in consideration of $20,000.

3